EXHIBIT 3

Form of Lock-Up Agreement

___________ ___, 2013

UBS Securities LLC
Barclays Capital Inc.
as Managing Underwriters
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), NCL Corporation Ltd., a Bermuda company (“NCL Corporation”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of ordinary shares, par value $.001 per share, of Holdings (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Securities LLC and Barclays Capital Inc. (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, (or prior to the consummation of the Offering any ordinary shares of NCL Corporation), any other securities of Holdings that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) in connection with the disposition of any Lock-Up Securities acquired, after the completion of the Offering, by the undersigned in open market transactions, provided that no filing or public disclosure, reporting any sale, transfer or other disposition of Lock-Up Securities or any reduction in beneficial ownership of Ordinary Shares, shall be required under the Exchange Act, or shall be voluntarily made, during the Lock-Up Period in connection with any disposition pursuant to this clause (i), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of UBS Securities LLC and Barclays Capital Inc., (v) by will or intestate succession, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (vii) in connection with the forfeiture to Holdings of Ordinary Shares to cover tax withholding obligations upon the vesting of options and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing upon or prior to the effectiveness of the Registration Statement (as defined in the Underwriting Agreement), (viii) if the undersigned is a corporation, partnership, limited liability company or similar entity, to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation its direct and indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned; provided that (1) such affiliate, partner, former partner, member, former member, subsidiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported in any public report or filing with the Commission, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; provided further that clauses (2) and (3) shall not apply to any transfers or actions that result in the filing with the Commission of customary statements of beneficial ownership or changes in beneficial ownership on Form 3 or Form 4 in connection with the Corporate Reorganization or in connection with the transactions contemplated by the Structuring Transactions as defined in the Underwriting Agreement, or (ix) in connection with the transactions contemplated by the Structuring Transactions.  For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned hereby waives, for the duration of the Lock-up Period (i) for the benefit of NCL Corporation and Holdings, any and all rights the undersigned may have to (x) require the filing of a registration statement with respect to the registration of ordinary shares of NCL Corporation or (y) in connection with the Offering, require registration of Ordinary Shares and (ii) any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by Holdings of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

For the avoidance of doubt and notwithstanding anything to the contrary herein, nothing contained herein or otherwise shall restrict the undersigned’s right and ability (x) in connection with the consummation of the Offering to contribute its ordinary shares of NCL Corporation to Holdings in exchange for Ordinary Shares, (y) to exchange or convert its profits interests in NCL Corporation for partnership units in NCL Corporation Ltd. or, following the consummation of the Offering, exchange or convert such partnership units for Ordinary Shares, or (z) to exercise options to acquire Ordinary Shares.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Barclays Capital Inc. make any demand for, or exercise any right with respect to, the registration of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase or subscribe for Ordinary Shares or any such securities.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Ordinary Shares, provided that such plan does not permit the transfer of any Ordinary Shares during the Lock-Up Period and entry into such plan does not require, under the Securities Act of 1933, as amended, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period.

If (i) Holdings issues an earnings release or material news, or a material event relating to Holdings occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, Holdings announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless UBS Securities LLC and Barclays Capital Inc. waive, in writing, such extension.  The undersigned hereby acknowledges that Holdings and NCL Corporation have agreed in the Underwriting Agreement that one of them will provide prior written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If the undersigned is an officer or director of Holdings or NCL Corporation, UBS Securities LLC and Barclays Capital Inc. agree that, at least three business days prior to the release or waiver of any of the foregoing restrictions with respect to the Lock-Up Securities of the undersigned, including, for the avoidance of doubt, any security of Holdings or NCL Corporation acquired by the undersigned from Holdings or NCL Corporation in connection with the Offering, UBS Securities LLC and Barclays Capital Inc. will (i) notify Holdings or NCL Corporation of the impending release or waiver and (ii) announce such impending release or waiver through a major news service in the event that Holdings or NCL Corporation fails to make such announcement in accordance with its obligations under the Underwriting Agreement. Any such release or waiver granted hereunder shall only be effective two business days after such announcement is made by Holdings, NCL Corporation, UBS Securities LLC or Barclays Capital Inc. The provisions of this paragraph shall not apply to any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this Lock-Up Agreement.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the issue, sale or resale of Ordinary Shares.

The undersigned hereby authorizes Holdings and its transfer agent, during the Lock-Up Period, to decline a transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder (to the extent any such transfer is in contravention of this Lock-Up Agreement); and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize Holdings and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities (to the extent any such transfer is in contravention of this Lock-Up Agreement).

If (i) Holdings notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of subscription” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement has not been executed by the date that is thirty (30) days after the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                         Yours very truly,

                         _________________________________________________________________
                         Name:

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